Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Mammoth Energy Services, Inc. of our report dated August 14, 2017, relating to the financial statements of Sturgeon Acquisitions LLC, which appears in the current report on Form 8-K of Mammoth Energy Services, Inc. dated October 26, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma

November 1, 2017